UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.             )

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The Nasdaq Stock Market, Inc.

(Name of Registrant as Specified In its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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THE NASDAQ STOCK MARKET, INC.

One Liberty Plaza

New York, New York 10006

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On September 14, 2005

To the holders of voting securities of The Nasdaq Stock Market, Inc.:

Please take notice that a special meeting of stockholders of The Nasdaq Stock Market, Inc., a Delaware corporation (“Nasdaq”), will be held at our headquarters, One Liberty Plaza, 50th floor, New York, New York, on September 14, 2005, at 9 a.m., local time, for the following purposes, all as more fully described in the attached proxy statement:

1.	To approve the potential issuance of 536,990 shares of our common stock, par value $0.01 per share, upon conversion of $7,786,355 aggregate principal amount of our 3.75% Series A Convertible Notes due 2012 (“Series A Notes”);

2.	To amend our Restated Certificate of Incorporation (“Certificate of Incorporation”) to grant holders of our Series A Notes and 3.75% Series B Convertible Notes due 2012 (“Series B Notes”) the right to vote with the holders of our common stock and Series B Preferred Stock, par value $0.01 per share (“Voting Preferred Stock”), on all matters submitted to a vote of our stockholders and to make holders of the Series A Notes and Series B Notes subject to the same 5% voting limitation that currently applies to holders of our equity securities;

3.	To amend our Certificate of Incorporation to conform to Nasdaq’s pending application for registration as a national securities exchange; and

4.	To transact such other business as may come before the special meeting or any adjournment or postponement thereof.

You are urged to read carefully the attached proxy statement for additional information concerning the matters to be considered at this meeting. Our Board of Directors has fixed the close of business on August 5, 2005 as the record date for the determination of holders (the “Holders”) of common stock and Voting Preferred Stock (collectively, the “Nasdaq Securities”) entitled to vote at the special meeting. Only Holders of record at the close of business on the record date will be entitled to notice of, and to vote at, the meeting or any postponement or adjournment thereof. A list of these Holders will be available at Nasdaq’s headquarters, One Liberty Plaza, New York, New York, at least 10 days before the special meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE RESPECTFULLY URGE YOU TO PROMPTLY VOTE YOUR NASDAQ SECURITIES IN ONE OF THE FOLLOWING WAYS:

•	MARK, SIGN, DATE, AND PROMPTLY RETURN your enclosed proxy card in the postage-paid envelope;

•	USE THE TOLL-FREE TELEPHONE NUMBER shown on your proxy card (this call is toll-free in the United States and Canada); or

•	VISIT THE WEBSITE address shown on your proxy card to vote through the Internet.

IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON, EVEN IF YOU HAVE PREVIOUSLY VOTED YOUR NASDAQ SECURITIES BY PROXY.

By Order of the Board of Directors,

Robert Greifeld President and Chief Executive Officer

THE SPECIAL MEETING	1
PROPOSAL I: APPROVE POTENTIAL ISSUANCE OF 536,990 SHARES OF COMMON STOCK UPON CONVERSION OF $7,786,355 AGGREGATE PRINCIPAL AMOUNT OF OUR SERIES A NOTES	4
PROPOSAL II: AMEND NASDAQ’S CERTIFICATE OF INCORPORATION TO GRANT THE HOLDERS OF NASDAQ’S SERIES A NOTES AND SERIES B NOTES THE RIGHT TO VOTE WITH THE HOLDERS OF NASDAQ SECURITIES ON MATTERS SUBMITTED TO STOCKHOLDER VOTE	9
PROPOSAL III: TO AMEND NASDAQ’S CERTIFICATE OF INCORPORATION TO CONFORM TO NASDAQ’S PENDING APPLICATION FOR REGISTRATION AS A NATIONAL SECURITIES EXCHANGE	11
OTHER BUSINESS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	13
STOCKHOLDER PROPOSALS	17
WHERE YOU CAN FIND MORE INFORMATION	18
ANNEX A: VOTING CHARTER AMENDMENT	A-1
ANNEX B: HOLDCO AMENDMENTS REGARDING TERMINATION OF VOTING RIGHTS OF VOTING PREFERRED STOCK	B-1
ANNEX C: HOLDCO AMENDMENTS OTHER THAN TERMINATION OF VOTING RIGHTS OF VOTING PREFERRED STOCK	C-1

THE NASDAQ STOCK MARKET, INC.

One Liberty Plaza

New York, New York 10006

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 14, 2005

This proxy statement and the accompanying proxy card are being furnished to the holders (the “Holders”) of the voting securities of The Nasdaq Stock Market, Inc., a Delaware corporation, in connection with the solicitation of proxies by our Board of Directors (the “Board of Directors” or the “Nasdaq Board”) for use in voting at the special meeting of stockholders to be held at the time and place and for the purposes set forth in the accompanying Notice of Special Meeting, and any and all adjournments or postponements to this meeting. This proxy statement and the accompanying proxy card are first being mailed or delivered to the Holders on or about August 17, 2005.

THE SPECIAL MEETING

Date, Time, and Place. The special meeting is scheduled to be held at our headquarters at One Liberty Plaza, 50th floor, New York, New York, on September 14, 2005, at 9 a.m. local time.

Purpose. At the special meeting, the Holders will be asked to consider and vote upon each of the following matters:

1.	To approve the potential issuance of 536,990 shares of our common stock, par value $0.01 per share, upon conversion of $7,786,355 aggregate principal amount of our 3.75% Series A Convertible Notes due 2012 (“Series A Notes”);

2.	To amend our Restated Certificate of Incorporation (“Certificate of Incorporation”) to grant holders of our Series A Notes and 3.75% Series B Convertible Notes due 2012 (“Series B Notes”) the right to vote with the holders of our common stock and Series B Preferred Stock, par value $0.01 per share (“Voting Preferred Stock”), on all matters submitted to a vote of our stockholders and to make holders of the Series A Notes and Series B Notes subject to the same 5% voting limitation that currently applies to holders of our equity securities;

3.	To amend our Certificate of Incorporation to conform to Nasdaq’s pending application for registration as a national securities exchange; and

4.	To transact such other business as may come before the special meeting or any adjournment or postponement thereof.

Who Can Vote. Only Holders of record of our common stock and Voting Preferred Stock (together with the common stock, the “Nasdaq Securities”) listed on the books of Nasdaq at the close of business on August 5, 2005, the record date, will be entitled to notice of, and to vote at, the special meeting. Holders of warrants issued by the National Association of Securities Dealers, Inc. (“NASD”) who have exercised warrants for shares of common stock will not be able to vote these shares at the special meeting. Pursuant to a voting trust agreement dated June 28, 2000, as amended, among Nasdaq, NASD, The Bank of New York and Mellon Investor Services, LLC, NASD retains the right to vote the shares of common stock received upon exercise of warrants until Nasdaq is approved for registration as a national securities exchange by the U.S. Securities and Exchange Commission (the “SEC”). Warrant holders who have exercised warrants for shares of common stock will receive the proxy statement for informational purposes, but will not receive a proxy card for these shares of common stock.

As of the record date, there were outstanding             shares of common stock (including shares of restricted common stock entitled to vote at the special meeting) and one share of Voting Preferred Stock. NASD owns the one share of Voting Preferred Stock.

The enclosed proxy card shows the number of Nasdaq Securities that you are entitled to vote. Your individual vote is confidential and will not be disclosed to third parties.

Quorum. A quorum must be present in person or by proxy at the special meeting. The Holders of a majority of the votes that Holders are entitled to cast constitute a quorum at the special meeting. If you have returned valid proxy instructions or attend the meeting in person, your Nasdaq Securities will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting. Abstentions and “broker non-votes” (shares held by a broker, bank or other nominee that does not have authority, either express or discretionary, to vote on a particular matter) are counted for determining whether there is a quorum.

How Votes Are Counted. Each share of common stock outstanding on the record date is entitled to one vote on each matter that may be brought before the special meeting, subject to the voting limitation in the Certificate of Incorporation that generally prohibits a Holder, other than NASD, from voting in excess of 5% of the total voting power of Nasdaq. The share of Voting Preferred Stock is entitled to a number of votes that, together with all other votes entitled to be cast by the holder of the Voting Preferred Stock, is equal to one vote more than one-half of all votes entitled to be cast by all Holders as of the record date. The Voting Preferred Stock will be entitled to              votes on each of the matters brought before the special meeting.

Holders of Nasdaq Securities (common stock and Voting Preferred Stock) vote together as a single class on all matters submitted to a vote of stockholders. In addition, the Voting Preferred Stock votes as separate class with respect to Proposal III because that proposal impacts the rights of the Voting Preferred Stock. As a result, the affirmative vote by NASD of the common stock and Voting Preferred Stock that it controls in favor of the proposals being submitted for approval of the Holders at the special meeting will result in approval of Proposal I, but will not by itself result in approval of Proposals II and III, which require the affirmative vote of the Holders of 66 2/3% of the total number of votes of the Nasdaq Securities entitled to vote on those proposals.

Required Vote. For Proposal I regarding the potential issuance of common stock upon conversion of certain Series A Notes, approval will require the affirmative votes of the Holders of a majority of the total number of the votes of the Nasdaq Securities cast either in person or by proxy at the special meeting. Each of Proposal II and Proposal III to approve amendments to the Certificate of Incorporation will require the affirmative vote of the Holders of 66 2/3% of the total number of votes of the Nasdaq Securities entitled to vote on these proposals. In addition, the approval of the Voting Preferred Stock, voting as a separate class, is required for approval of Proposal III. For purposes of Proposal I, abstentions and broker non-votes, while counted for purposes of determining the presence of a quorum, are not considered votes cast and therefore will have no effect on the outcome of the vote. For purposes of Proposal II and Proposal III, abstentions will have the effect of a vote “Against” such proposals, and broker non-votes, although counted for purposes of determining the presence of a quorum, will have the effect of a vote “Against” such proposals.

Form of Proxy. The proxy provides that each Holder may vote his or her Nasdaq Securities “For” or “Against” or “Abstain” from voting with respect to each of the proposals.

Voting by Proxy Holders. If you hold your Nasdaq Securities in your name as a holder of record, you may instruct the proxy holders how to vote your Nasdaq Securities by using the toll-free telephone number, the Internet website listed on the proxy card or by signing, dating, and mailing the proxy card in the postage paid envelope that we have provided to you. Whichever of these methods you select to transmit your instructions, the proxy holders will vote your Nasdaq Securities as provided by those instructions. IF YOU RETURN A SIGNED PROXY WITHOUT SPECIFIC VOTING INSTRUCTIONS, YOUR NASDAQ SECURITIES WILL BE VOTED BY THE PROXY HOLDERS FOR THE PROPOSALS SET FORTH HEREIN. If your Nasdaq Securities are held by a broker, bank or other nominee that does not have authority, either express or discretionary, to vote on a particular matter, you will receive instructions from your nominee, which you must follow to have your Nasdaq Securities voted. The broker, bank or other nominee may only vote the Nasdaq Securities that it holds for you as provided by your instructions.

Vote by Telephone. You may instruct the proxy holders how to vote your Nasdaq Securities by telephone by dialing, at no cost to you, the toll-free number printed on your proxy card. Telephone voting is available 24 hours a day until 11:59 p.m. (E.D.T.) on September 13, 2005. You must enter your control number (printed on your proxy card above your name). You will then receive easy-to-follow voice prompts allowing you to instruct the proxy holders how to vote your Nasdaq Securities and to confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card. If you are located outside the United States and Canada, you should instruct the proxy holders how to vote your Nasdaq Securities by Internet or by mail.

Vote by Internet. You can also choose to instruct the proxy holders how to vote your Nasdaq Securities through the Internet. The website address for Internet voting is printed on your proxy card. Internet voting is available 24 hours a day until 11:59 p.m. (E.D.T.) on September 13, 2005. As with telephone voting, you must enter your control number (printed on the proxy card above your name) and you will be given the opportunity to confirm that your instructions have been properly recorded. If you vote through the Internet, you do not need to return your proxy card.

Vote by Mail. If you choose to vote by mail, simply mark your proxy card, sign and date it, and return it in the postage-paid envelope provided.

Voting on Other Matters. Nasdaq is not aware of any matters to be presented at the special meeting other than those described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the meeting, the proxy holders will use their own judgment to determine how to vote your Nasdaq Securities. If the meeting is adjourned or postponed, your Nasdaq Securities may be voted by the proxy holders on the new meeting date as well, unless you have revoked your proxy instructions before that date.

How to Revoke or Revise Your Proxy Instructions. A proxy may be revoked at any time prior to the voting at the special meeting. To revoke your proxy instructions, you must (1) so advise Nasdaq’s Corporate Secretary, Joan C. Conley, c/o The Nasdaq Stock Market, Inc., One Liberty Plaza, New York, New York, 10006, in writing before your Nasdaq Securities have been voted by the proxy holders at the meeting or (2) deliver to Nasdaq’s Corporate Secretary before the date of the special meeting your revised proxy instructions, or otherwise submit a later dated proxy (including a proxy submitted by telephone or through the Internet). Alternatively, you can automatically revoke your proxy by attending the special meeting and voting your Nasdaq Securities in person.

Cost of This Proxy Solicitation. We will pay the cost of our proxy solicitation. We will, upon request, reimburse brokers, banks, and other nominees for their reasonable expenses in sending proxy material to their principals and obtaining their proxies. Some of Nasdaq’s employees may also solicit Holders personally and by telephone. None of these employees will receive any additional or special compensation for doing this. Mellon Investors Services has been retained to assist in soliciting proxies at a fee of $             plus costs and expenses for these services. Your cooperation in promptly submitting your proxy by telephone, through the Internet or by completing and returning the enclosed proxy card to vote your Nasdaq Securities will help to avoid additional expense.

Attending the Special Meeting. If you are a Holder of record and you plan to attend the special meeting, please indicate this when you vote. If you are a beneficial owner of Nasdaq Securities held by a bank, broker or other nominee, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from the bank, broker, or other nominee are examples of proof of ownership. If you want to vote in person your Nasdaq Securities held in street name, you will have to obtain a proxy, executed in your favor, from the holder of record. You will need to provide proof of identification to gain entry to the special meeting.

PROPOSAL I

APPROVAL OF POTENTIAL ISSUANCE OF 536,990 SHARES OF OUR COMMON STOCK UPON CONVERSION OF $7,786,355 AGGREGATE PRINCIPAL AMOUNT OF OUR SERIES A NOTES

At the special meeting, Holders are being asked to approve the issuance of up to 536,990 shares of our common stock that may be issued upon conversion of $7,786,355 aggregate principal amount of our Series A Notes (the “Subject Shares”). We have committed to seek Holder approval of the Subject Shares consistent with the Marketplace Rules applicable to companies such as Nasdaq that are listed on The Nasdaq National Market. Marketplace Rule 4350(i)(1)(C)(ii) requires in relevant part that we obtain Holder approval when, in connection with the acquisition of the stock or assets of another company, we issue or could potentially issue common stock or securities convertible into common stock that equals or exceeds 20% of our common stock outstanding before the issuance of the common stock or convertible securities (the “20% Threshold”). As discussed in more detail below, we are seeking Holder approval of the Subject Shares, which represent the portion of the Series A Notes and Series A Warrants that equals or exceeds the 20% Threshold on a converted basis.

Background

On April 22, 2005, we entered into a definitive agreement and plan of merger with Instinet Group Incorporated (“Instinet”) and Norway Acquisition Corp., a wholly-owned subsidiary of Nasdaq (the “Merger Agreement”), under which Nasdaq agreed to acquire all of the outstanding shares of Instinet (the “Merger”). We concurrently entered into a definitive agreement (the “Institutional Sale Agreement”) to sell Instinet’s institutional brokerage business (the “Institutional Brokerage Sale”) immediately upon closing of the Merger to Iceland Acquisition Corp., an affiliate of Silver Lake Partners II, L.P. a private equity firm. As a result of these transactions, Nasdaq will own INET ECN. The aggregate purchase price for the Merger will be approximately $1.878 billion in cash, composed of approximately $934.5 million from Nasdaq, approximately $207.5 million from Iceland Acquisition Corp., and the balance from Instinet’s available cash. Completion of the Merger and the Institutional Brokerage Sale are subject to customary closing conditions and regulatory approvals, including approval by Instinet’s stockholders.

In order to fund a portion of Nasdaq’s consideration for the Merger, we entered into a securities purchase agreement (“Securities Purchase Agreement”), dated April 22, 2005, with Norway Acquisition SPV, LLC (“Norway SPV”) pursuant to which Nasdaq sold Norway SPV $205.0 million aggregate principal amount of Series A Notes and Series A Warrants to purchase 2,209,052 shares of common stock. The Series A Notes will be convertible at a price of $14.50 per share into 14,137,931 shares of common stock, subject to certain adjustments and conditions discussed below. The Series A Warrants have an initial exercise price of $14.50 per share. Norway SPV is controlled by Silver Lake Partners II TSA, L.P., Silver Lake Technology Investors II, L.L.C., Silver Lake Partners TSA, L.P., and Silver Lake Investors, L.P. (collectively, the “SLP Entities”) and Hellman & Friedman Capital Partners IV, L.P., H&F Executive Fund IV, L.P., H&F International Partners IV-A, L.P. and H&F International Partners IV-B, L.P. (collectively, the “H&F Entities”), another private equity firm that has been an investor in Nasdaq since 2001. The SLP Entities have voting and dispositive control over $145.0 million aggregate principal amount of the Series A Notes and Series A Warrants to purchase 1,562,500 shares of common stock. The H&F Entities have voting and dispositive control over $60.0 million in aggregate principal amount of the Series A Notes and Series A Warrants to purchase 646,552 shares of common stock. On April 22, 2005, we entered into an Indenture (the “Indenture”) with Law Debenture Trust Company of New York, as trustee, governing the terms of the Series A Notes.

The Nasdaq Board considered the following in establishing the terms and conditions of the Series A Notes and Series A Warrants:

•	the general financing environment;

•	comparable transactions in our industry; and

•	the viability of other financing alternatives.

These terms were determined through arms-length negotiations among the parties. The Audit Committee separately approved issuance of the Series A Notes and Series A Warrants, as provided for in Marketplace Rule 4350(h), because of the H&F Entities’ prior ownership interest in Nasdaq.

Holder Approval

We agreed in the Securities Purchase Agreement to seek Holder approval of the Subject Shares, representing up to 536,990 shares of common stock. The Series A Notes and Series A Warrants are not convertible into common stock until April 22, 2006, or earlier in certain circumstances, but in no event may Series A Notes be converted into the Subject Shares until five business days after the special meeting. In the event Holders do not approve the issuance of the Subject Shares, we are required to repurchase $3,969,012.50 aggregate principal amount of the Series A Notes, representing the portion of the Subject Shares beneficially owned by the SLP Entities, for a repurchase price in cash equal to 105% of this aggregate principal amount plus any accrued and unpaid interest due thereon up to, but not including the repurchase date. In addition, on or prior to October 24, 2005 or, if later, five business days after the special meeting, we have the option to repurchase $3,817,342.50 aggregate principal amount of the Series A Notes, representing the portion of the Subject Shares allocated to the H&F Entities, for a repurchase price equal to 105% of this aggregate principal amount plus any accrued and unpaid interest due thereon up to, but not including the repurchase date. We intend to exercise this option if Holders do not approve issuance of the Subject Shares. Holder approval was not required to issue the Series A Notes and Series A Warrants or to consummate the Merger and the Institutional Brokerage Sale.

The Nasdaq Board unanimously believes that it is in Nasdaq’s best interests for Holders to authorize the issuance of the Subject Shares.

Summary of Terms of Series A Notes

The $205 million aggregate principal amount of the Series A Notes is due on October 22, 2012 and accrues interest at an annual rate of 3.75% and at an annual rate of 5.75% on amounts overdue and unpaid. Nasdaq may redeem the outstanding Series A Notes at any time after April 22, 2011 for a cash payment equal to the aggregate principal amount of the Series A Notes plus accrued and unpaid interest thereon, subject to the holders’ option to convert the Series A Notes into common stock after notice of redemption is given. In addition, Nasdaq will be required to redeem the Series A Notes if the Merger Agreement is terminated or if the Merger has not closed by April 22, 2006, but in no event may Nasdaq redeem the Series A Notes prior to October 24, 2005. The Series A Notes related to the Subject Shares also would be subject to redemption as discussed above in the event Holders do not approve the issuance of the Subject Shares. The Series A Notes are senior unsecured obligations of Nasdaq and rank pari passu in right of payment with all existing and any future senior unsecured indebtedness of Nasdaq and are senior in right of payment to any future subordinated indebtedness of Nasdaq. Under the Indenture, we are limited to an aggregate of $800.0 million in secured debt pursuant to a credit facility.

On April 22, 2005, to fund its purchase of the Series A Notes and Series A Warrants, Norway SPV borrowed $205.0 million pursuant to a secured credit agreement with certain lenders party thereto (the “Credit Agreement”. We received proceeds of $205.0 million from the sale of the Series A Notes and Series A Warrants less fees and expenses. Nasdaq maintains all of the proceeds in a deposit and/or securities account subject to a Blocked Account Control and Security Agreement, dated as of April 22, 2005, among Nasdaq, JPMorgan Chase Bank, N.A., as administrative agent, and JPMorgan Chase Bank N.A., as depositary, until completion of the Merger or the later of termination of (i) the Merger Agreement and (ii) October 22, 2005. Nasdaq entered into a guarantee agreement with Norway SPV and JPMorgan Chase Bank, N.A. as administrative agent (the “Guarantee”), pursuant to which we guaranteed the $205.0 million aggregate amount borrowed pursuant to the Credit Agreement. Nasdaq intends to use the funds from the sale of Series A Notes and Series A Warrants, once released from the deposit or securities account, to fund a portion of the consideration for the Merger.

The Series A Notes will be convertible on or after April 22, 2006 into common stock at a price of $14.50 per share, which would equal 14,137,931 shares of common stock. The purchase price represents approximately a 36% premium over the $10.65 closing price of our common stock on April 21, 2005, the date prior to issuance of the Series A Notes. We have the option to pay a combination of cash and common stock upon exercise. The Series A Notes may be convertible prior to April 22, 2006 in limited circumstances involving certain tender or exchange offers, mergers or similar transactions, provided that in no event may Series A Notes be converted prior to October 24, 2005 or, if later, five business days after the special meeting. The number of shares of common stock into which the Series A Notes may be converted is subject to adjustment in certain circumstances, including where we:

•	issue shares of common stock as a dividend or distribution or effect a stock split, reverse stock split or share combination;

•	issue to all or substantially all holders of common stock rights or warrants to purchase common stock at less than the then current market price;

•	make cash dividends (excluding cash distributions in connection with our liquidation, dissolution or winding-up) or distributions to all or substantially all holders of the common stock; and

•	issue shares of common stock, indebtedness or other assets or property of Nasdaq to all or substantially all holders of common stock.

We also may, but are not required to, increase the conversion rate if the Nasdaq Board determines that such increase is (i) advisable to avoid or diminish any income tax to holders of common stock or rights to purchase common stock in connection with a dividend or distribution of common stock or rights to common stock or similar event, or (ii) is otherwise in the best interests of Nasdaq. To the extent required by the standards applicable to companies listed on The Nasdaq National Market, Holders would have to approve the issuance of additional shares of common stock as a result of adjustments that equaled or exceeded the 20% Threshold prior to issuance or reduced the conversion price below the greater of book or market value as defined in Nasdaq’s listing standards.

The Indenture is subject to customary events of default, including failure to make required payments, failure to comply with certain agreements or covenants, acceleration of certain other indebtedness, rendering of final judgments for the payment of certain money and events of bankruptcy and insolvency. Depending on the event of default, the outstanding principal amount of the Series A Notes may be accelerated with interest due thereon either automatically or through action of the trustee or a certain percentage of holders under the Indenture. In addition, we are required to repurchase the Series A Notes at 101% of the outstanding principal amount and accrued and unpaid interest in the event of certain fundamental changes to Nasdaq including: (i) acquisition of 50% or more of Nasdaq’s common stock or voting power, (ii) merger, sale or transfer of all of our assets unless holders of our voting stock prior to the transaction have a majority of the voting power after the transaction, (iii) our continuing directors cease to constitute a majority of the board of directors of Nasdaq or the surviving entity, (iv) Holder approval of plan of liquidation or dissolution for Nasdaq, or (v) our common stock or the stock into which the Series A Notes are then convertible, is not listed on The Nasdaq Stock Market or a national securities exchange.

Nasdaq also committed to use its reasonable best efforts to obtain Holder approval of an amendment to the Certificate of Incorporation that would permit the H&F Entities and the SLP Subscribers (as defined below), as holders of the Series A Notes and/or Series B Notes (defined below), to vote on all matters submitted to Holders. See Proposal II.

Law Debenture Trust Company of New York serves as trustee under the Indenture. There are no material relationships between the trustee and Nasdaq or its affiliates other than the Indenture. Holders of at least 25% in aggregate of the Series A Notes and Series B Notes can require the trustee to take action in the event of any default under the Indenture. The trustee is entitled to be indemnified prior to taking action to enforce the rights of Holders.

Series A Warrants

The Series A Warrants to purchase 2,209,052 shares of common stock at $14.50 per share will be exercisable by Norway SPV and its permitted transferees on or after April 22, 2006, or earlier in the same situations as previously discussed with respect to conversion of the Series A Notes. The Series A Warrants will terminate on the third anniversary of the closing of the Merger, unless earlier terminated in connection with the mandatory redemption of the Series A Notes described above, at which time all Series A warrants also terminate. The exercise price of the Series A Warrants is subject to adjustment in situations similar to those that trigger adjustments with respect to the conversion price of the Series A Notes. We also may, but are not required to, adjust the exercise price and/or the number of shares received upon exercise if the Nasdaq Board determines that such alteration in favor of the holder is (i) equitable in the circumstances because an action by Nasdaq adversely affects the exercise rights of the holder, or (ii) is otherwise appropriate, subject to Nasdaq’s option to reinstate the prior exercise price or number of shares after seven days. To the extent required by the standards applicable to companies listed on The Nasdaq National Market, Holders would have to approve the issuance of additional shares of common stock as a result of adjustments that equaled or exceeded the 20% Threshold prior to issuance or reduced the exercise price below the greater of book or market value as defined in Nasdaq’s listing standards.

Representatives on Nasdaq Board

On April 22, 2005, we entered into an amended and restated securityholders agreement (the “Amended Securityholders Agreement”) with the SLP Entities, Integral Capital Partners VI, L.P. and VAB Investors, LLC (collectively, the “SLP Subscribers”) and the H & F Entities. Under the terms of the Amended Securityholders Agreement, the H & F Entities and SLP Subscribers are each entitled to (i) have a representative nominated to the Nasdaq Board, and (ii) obtain additional information about us, and certain consultation rights and information rights with respect to us; provided that the H & F Entities and SLP Subscribers maintain ownership of a certain percentage of the common stock (on an as converted basis). Glenn Hutchins was appointed to the Nasdaq Board as the representative of SLP Subscribers and Patrick Healy serves on the Nasdaq Board as the representative of the H & F Entities.

Registration Rights

Holders of the Series A Notes and Series A Warrants will be entitled to the benefits of a registration rights agreement, dated April 22, 2005, among Nasdaq, the SLP Subscribers and the H&F Entities (the “Registration Rights Agreement”), after the earlier of nine months after closing of the Merger or October 22, 2006. Under the Registration Rights Agreement, Nasdaq has agreed to file registration statements to cover the resale of the Series A Notes, Series B Notes and the shares of common stock issuable upon conversion of the Series A Notes and Series B Notes and exercise of the Series A Warrants and Series B Warrants (as defined below) at the request of their holders and to permit their holders to include their common stock if Nasdaq files registration statements to register its common stock.

Other Agreements

In order to revise the terms and extend the maturity date of our $240.0 million aggregate principal amount of 4.0% Convertible Subordinated Notes due 2006 (the “Old Notes”) owned by the H & F Entities, on April 22, 2005, we entered into a note amendment agreement (the “Note Amendment Agreement”) with the H & F Entities providing for the amendment and restatement of the Old Notes into $240.0 million principal amount of 3.75% Series B Convertible Notes due 2012 (the “Series B Notes”) and the issuance of related warrants to purchase 2,753,448 shares of common stock (the “Series B Warrants”). The terms of the Series B Notes and Series B Warrants are substantially the same as the Series A Notes and Series A Warrants. Upon the mandatory redemption of the Series A Notes, the Indenture and the Series B Notes will automatically be deemed to restate, with limited exceptions, the terms of the Old Notes and the Series B Warrants will be terminated. The Series B Notes and Series B Warrants are not subject to this proposal for approval by Holders.

Related Parties

No material relationships exist between the SLP Subscribers and its affiliates, on the one hand, and Nasdaq and its affiliates, on the other hand, other than with respect to the Merger Agreement, the Institutional Sale Agreement, the Securities Purchase Agreement, the Indenture, the Registration Rights Agreement, the Amended Securityholders Agreement and the agreements related thereto to which the SLP Subscribers or their affiliates are a party. Mr. Hutchins, a member of the Nasdaq Board, is a representative of the SLP Entities. No material relationships exist between the H & F Entities and its affiliates, on the one hand, and Nasdaq and its affiliates, on the other hand, other than with respect to the Securities Purchase Agreement, the Note Amendment Agreement, the Registration Rights Agreement, the Amended

Securityholders Agreement and the agreements related thereto to which the H&F Entities is a party. Prior to issuance of the Series B Notes, the H&F Entities was holder of the Old Notes. The H&F Entities has been entitled to designate a representative on the Nasdaq Board since the issuance of the Old Notes. F. Warren Hellman served in this capacity from May 2001 until February 2004, and Mr. Healy has served in this capacity since February 2004.

This proxy statement contains only partial summaries of the terms of the Merger Agreement, Institutional Sale Agreement, Securities Purchase Agreement, Note Amendment Agreement, Indenture, Credit Agreement, Guarantee, Amended Securityholders Agreement and Registration Rights Agreement. Copies of these agreements were filed as exhibits to our Current Report on Form 8-K, filed with the SEC on April 28, 2005.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE HOLDERS VOTE “FOR” APPROVAL OF POTENTIAL ISSUANCE OF 536,990 SHARES OF OUR COMMON STOCK UPON CONVERSION OF $7,786,355 AGGREGATE PRINCIPAL AMOUNT OF OUR SERIES A NOTES.

PROPOSAL II

AMEND NASDAQ’S CERTIFICATE OF INCORPORATION TO GRANT THE HOLDERS OF NASDAQ’S SERIES A NOTES AND SERIES B NOTES THE RIGHT TO VOTE WITH THE HOLDERS OF NASDAQ SECURITIES ON MATTERS SUBMITTED TO STOCKHOLDER VOTE

Background

On April 22, 2005, we sold and issued $205.0 million aggregate principal amount of Series A Notes to Norway SPV and amended and issued $240.0 million aggregate principal amount of Series B Notes to the H&F Entities. The H&F Entities and the SLP Entities are managing members of Norway SPV’s parent. See Proposal I for a discussion of the Series A Notes and Series B Notes. The Series A Notes and Series B Notes (collectively, the “New Notes”) are convertible into 14,137,931 and 16,551,724 shares of common stock, respectively, subject to adjustment, in general, for any stock split, dividend, combination, recapitalization or other similar event. As of August 5, 2005, the Series A Notes represented approximately         % of our outstanding common stock on an as-converted basis and the Series B Notes represented approximately         % of our outstanding common stock on an as-converted basis. In connection with the issuance of the New Notes, we agreed to use our best efforts to seek Holder approval of an amendment to the Certificate of Incorporation (the “Voting Charter Amendment”) that would permit the holders of the New Notes to vote on an as-converted basis on all matters on which Holders have the right to vote, subject to the 5% voting limitation in the Certificate of Incorporation (the “5% Limitation”). The Voting Charter Amendment would be similar to a provision in our Certificate of Incorporation granting voting rights to the Old Notes that expired upon exchange of the Old Notes for the Series B Notes.

Currently, the 5% Limitation provides that a holder of common stock, preferred stock or Old Notes may not cast votes in excess of 5% of the total voting power of Nasdaq’s outstanding shares entitled to vote on the matter. The 5% Limitation does not apply, however, to (i) NASD until such time as it controls 5% or less of our outstanding shares or notes entitled to vote on the election of a majority of the Board of Directors, and (ii) any person that the Nasdaq Board exempts, in accordance with certain restrictions on the Nasdaq Board’s discretion, from the limitation prior to the time that such person beneficially owns more than 5% of Nasdaq’s voting securities. These restrictions prevent the Nasdaq Board from granting a waiver for a registered broker or dealer and its Affiliates (as defined in the Certificate of Incorporation) or an individual that is subject to a statutory disqualification under Section 3(a)(39) of the Securities Exchange Act of 1934 (the “Exchange Act”). In addition, the Certificate of Incorporation currently provides that in the event that the Nasdaq Board approves an exemption from the 5% Limitation for any person (other than an exemption granted in connection with a strategic market alliance), we would grant a similar waiver from the 5% Limitation for the H&F Entities.

Description of the Voting Charter Amendment

The Voting Charter Amendment provides the holders of the New Notes with voting rights similar to those that existed with respect to the Old Notes. The holders of the New Notes would have the right to vote on all matters submitted to a vote of the Holders, including the election of directors. The holders of the New Notes would be entitled to cast votes equal to the number of shares of common stock of Nasdaq issuable upon conversion of such holders’ New Notes as of the record date established in connection with such vote. The Voting Charter Amendment provides that the holders of the New Notes will be deemed to be stockholders of Nasdaq, and the New Notes will be deemed to be shares of common stock, solely for the purposes of any provision of the General Corporation Law of the State of Delaware or the Certificate of Incorporation that requires the vote of Holders as a prerequisite to any corporate action. The holders of the New Notes will vote as a single class with the holders of Nasdaq Securities.

The proposed Voting Charter Amendment also will subject the holders of the New Notes to the 5% Limitation contained in the Certificate of Incorporation. As amended by the Voting Charter Amendment, the 5% Limitation will provide that a holder of Nasdaq Securities and/or New Notes may not cast votes on any matter in excess of 5% of the votes entitled to be cast in respect of such matter. The limitation would not apply, however, to (i) NASD until such time as it controls 5% or less of the outstanding shares of the Nasdaq Securities and/or New Notes entitled to vote on the election of a majority of directors, (ii) any person that the Nasdaq Board exempts, in accordance with certain restrictions on the Nasdaq Board’s discretion, from the limitation prior to the time that such person beneficially owns more than 5% of the outstanding shares of the Nasdaq Securities and/or New Notes entitled to vote on the election of a majority of directors, or (iii) the H&F Entities and the SLP Entities and certain of their respective affiliates, but only in the event that the Nasdaq Board approves an exemption from the limitation for any person (other than an exemption granted in connection with a strategic market alliance) provided that such exemption does not cause a registered broker dealer or a “broker affiliate” (as defined in the Voting Charter Amendment) to receive an exemption for a greater percentage of voting securities than has been granted to another broker affiliate by the Nasdaq Board.

The Certificate of Incorporation is considered a rule of a self-regulatory organization under the Exchange Act. As such, amendments to the Certificate of Incorporation must be filed with the SEC. Nasdaq has filed the proposed Voting Charter Amendment with the SEC and, if approved by the SEC, and by Holders at the special meeting, Nasdaq will promptly file the amendment with the Secretary of State of the State of Delaware, whereupon it will immediately be effective.

The complete text of the Voting Charter Amendment is attached as Annex A to this Proxy Statement.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE VOTING CHARTER AMENDMENT TO GRANT THE HOLDERS OF NASDAQ’S SERIES A NOTES AND SERIES B NOTES THE RIGHT TO VOTE WITH THE HOLDERS OF NASDAQ SECURITIES ON MATTERS SUBMITTED TO STOCKHOLDER VOTE. IN THE EVENT THE HOLDERS APPROVE THE PROPOSAL, THE BOARD OF DIRECTORS NONETHELESS RESERVES THE RIGHT TO DETERMINE WHEN SUCH AMENDMENT SHALL OCCUR AND TO NOT EFFECT AND ABANDON THE AMENDMENT.

PROPOSAL III

TO AMEND NASDAQ’S CERTIFICATE OF INCORPORATION TO CONFORM TO NASDAQ’S PENDING APPLICATION FOR REGISTRATION AS A NATIONAL SECURITIES EXCHANGE

At our 2005 annual meeting of stockholders, Holders approved the reorganization of Nasdaq into a new holding company structure through transfer of all or substantially all of our assets and liabilities to one or more of its subsidiaries (the “Restructuring”). The purpose of the Restructuring was to facilitate our discussions with the SEC concerning our application to register as a national securities exchange, to create a holding company structure similar to that adopted by other public companies that operate equity and futures markets and to generally improve Nasdaq’s organizational structure. After the Restructuring is implemented and subject to SEC approval, Nasdaq, the publicly-owned company, will become a holding company and one of its subsidiaries (“Exchange LLC”) will become registered as the national securities exchange and will be vested with the obligations associated with the operation of The Nasdaq Stock Market.

In order to reflect this new structure and to ensure that Nasdaq’s Certificate of Incorporation comports with its proposed role as a holding company of a self-regulatory organization, Holders are being asked at the special meeting to approve certain amendments to its Certificate of Incorporation (the “Holdco Amendments”). With one exception described below, the Holdco Amendments would be filed with the Secretary of State of the State of Delaware and take effect only upon the registration of Exchange LLC as a national securities exchange. The remainder of the Holdco Amendments would be abandoned if such registration does not occur. The Nasdaq Board believes that the Holdco Amendments are a necessary step to continue the process of exchange registration. This proposal is not related to the New Notes discussed in Proposal I and Proposal II.

Description of the Holdco Amendments

The Holdco Amendments are primarily composed of conforming amendments to reflect the fact that upon exchange registration Nasdaq would no longer derive regulatory authority from NASD, as is currently the case, and would not function as a self-regulatory organization in its own right. Instead, Nasdaq would have an obligation to act in a manner that would not impede the regulatory obligations of Exchange LLC. Specifically, in circumstances where Nasdaq is currently required by its Certificate of Incorporation to consider the impact of certain actions on the regulatory obligations of Nasdaq as a facility of NASD, Nasdaq after exchange registration and effectiveness of the Holdco Amendments would be required to consider the impact of such actions on Nasdaq, Exchange LLC and other operations of Nasdaq and its subsidiaries. In addition, the Holdco Amendments contain provisions providing that the Nasdaq Board will allow the board of directors of Exchange LLC to review proposed changes to the Certificate of Incorporation and Nasdaq’s By-Laws to determine whether these changes must be filed with the SEC as proposed rule changes pursuant to Section 19 of the Exchange Act. The Holdco Amendments also delete references to NASD and to the Plan of Allocation and Delegation of Functions by NASD to Subsidiaries because Nasdaq will no longer be operating under such plan. The Holdco Amendments also make conforming changes to the Voting Preferred Stock. Currently, the Voting Preferred Stock loses its voting rights upon Nasdaq’s registration as a national securities exchange. The Holdco Amendments would terminate the voting rights of the Voting Preferred Stock upon registration of Nasdaq or a wholly-owned subsidiary of Nasdaq as a national securities exchange. Unlike the remainder of the Holdco Amendments, the amendment related to the Voting Preferred Stock (the “Termination Amendment”) would be filed with the Delaware Secretary of State and would take effect in advance of exchange registration.

Implementation Process

The Nasdaq Board has approved conforming amendments to our By-Laws that also would be implemented upon registration of Exchange LLC as a national securities exchange. The Certificate of Incorporation and By-Laws are considered rules of a self-regulatory organization under the Exchange Act. As such, amendments to these documents must be filed with the SEC. Nasdaq has filed the Holdco Amendments and the conforming amendments to the By-Laws with the SEC and, if approved by the SEC, and by Holders at the special meeting,

Nasdaq intends to file the Holdco Amendments with the Delaware Secretary of State in accordance with the schedule discussed above, whereupon the amendments will be immediately effective. Changes to the By-Laws are not required to be filed with the Delaware Secretary of State.

The Holdco Amendments will make changes to Article Fourth, Section (C)(6), which is also subject to amendment in the event Holders approve the Voting Charter Amendment discussed in Proposal II. The complete text of the proposed Termination Amendment is set forth as Annex B to this proxy statement. The complete text of the remainder of the Holdco Amendments is set forth as Annex C to this proxy statement.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE HOLDERS VOTE “FOR” THE AMENDMENT OF NASDAQ’S CERTIFICATE OF INCORPORATION TO CONFORM TO NASDAQ’S PENDING APPLICATION FOR REGISTRATION AS A NATIONAL SECURITIES EXCHANGE. IN THE EVENT THE HOLDERS APPROVE THE PROPOSAL, THE BOARD OF DIRECTORS NONETHELESS RESERVES THE RIGHT TO DETERMINE WHEN SUCH AMENDMENT SHALL OCCUR AND TO NOT EFFECT AND ABANDON THE AMENDMENT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our voting securities by (1) all persons who are beneficial owners of more than 5% of Nasdaq’s voting securities, (2) each director, (3) Nasdaq’s CEO and the four most highly compensated executive officers other than the CEO, who were serving as executive officers at the end of 2004 (collectively, the “named executive officers”) and (4) all directors and executive officers as a group. Except as otherwise indicated, we believe that the beneficial owners listed below, based on information furnished by such owners, will have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Unless otherwise indicated, the business address of such persons is One Liberty Plaza, New York, New York, 10006. As of the record date,             shares of common stock were outstanding (including shares of restricted common stock entitled to vote at the special meeting) and one share of Voting Preferred Stock. NASD owns the one share of Voting Preferred Stock, or 100%.

Name of beneficial owner	Common Stock Beneficially Owned	Percent of Class
National Association of Securities Dealers, Inc.(1) 1735 K Street, N.W. Washington, D.C. 20006	26,638,996%
H&F Investors IV, LLC(2) One Maritime Plaza, 12th Floor San Francisco, CA 94111	24,594,655%
Norway Acquisition SPV, LLC(3) c/o Hellman & Friedman LLC One Maritime Plaza, 12th Floor San Francisco, CA 94111	16,346,983%
Silver Lake Partners II TSA, L.P.(4) Silver Lake Technology Investors II, L.L.C. Silver Lake Partners TSA, L.P. Silver Lake Investors, L.P. 2725 Sand Hill Road, Suite 150 Menlo Park, CA 94025	11,562,500%
H. Furlong Baldwin(5)	18,698	*
Michael Casey(6)	21,823	*
Daniel Coleman(7)	—	—
Jeffery N. Edwards(8)	5,286	*
Lon Gorman(9)	5,612	*
Patrick Healy(2)(10)	—	—
Glenn H. Hutchins(4)(11)	3,032	*
Merit E. Janow(12)	1,516	*
John D. Markese(13)	29,927	*
Thomas F. O’Neill(14)	1,516	*
James S. Riepe(15)	3,021	*
Arvind Sodhani(16)	—	—
Thomas G. Stemberg(17)	24,667	*
Fred D. Thompson(18)	10,573	*
Mary Jo White(19)	1,261	*
Deborah L. Wince-Smith(20)	1,516	*
Robert Greifeld(21)	1,800,000%
John L. Jacobs(22)	107,920	*
Edward Knight(23)	94,410	*
Steven J. Randich(24)	196,615	*
David P. Warren(25)	127,577	*
All directors, nominees and executive officers as a group (25 persons)	2,778,839%

*	Less than one percent
(1)	Includes 17,589,768 shares of common stock underlying warrants issued by NASD and an additional 9,049,228 shares of common stock held by NASD. The 17,589,768 number includes 6,783,274 shares of common stock underlying warrants that have been exercised for common stock by the holders of such warrants; until exchange registration is approved by the SEC, NASD retains the right to vote these shares pursuant to a voting trust agreement.
(2)	The H&F Entities own $240.0 million aggregate principal amount of Series B Notes and Series B Warrants to purchase 2,753,448 shares of common stock at $14.50 per share. H&F Investors IV, LLC, is the general partner of each of the H&F Entities. The Series B Notes will be convertible into 16,551,724 shares of common stock, subject to adjustment, in general, for any stock split, dividend, combination, recapitalization or other similar event. Norway Acquisition SPV, LLC (“Norway SPV”) directly owns $205.0 million aggregate principal amount of the Series A Notes (together with the Series B Notes, the “Notes”) and Series A Warrants (together with the Series B Warrants, the “Warrants”) to purchase 2,209,052 shares of common stock at $14.50 per share. Norway Holdings SPV, LLC (“Norway Holdings”) is the owner of all of the outstanding capital stock of Norway SPV. H&F Entities are managing members of Norway Holdings and, pursuant to the terms of the limited liability company agreement of Norway Holdings, have voting and dispositive control with respect to (i) $60.0 million in aggregate principal amount of the Series A Notes and (ii) Series A Warrants to purchase 646,552 shares of common stock. See also “Proposal I” for a description of the Notes. Each of the H&F Entities disclaim beneficial ownership of all other Series A Notes and Series A Warrants owned by Norway SPV. The H&F Entities also own 500,000 shares of common stock. In addition, F. Warren Hellman, a former director of Nasdaq, owns 5,000 vested options, which he holds for the benefit of the H&F Entities. The investment decisions of each of the H&F Entities are made by the investment committee of H&F Investors IV, LLC, which indirectly exercises sole voting and investment power with respect to the Notes, Warrants and the common stock beneficially owned by the H&F Entities. Mr. Healy is a managing director of Hellman & Friedman. Mr. Healy disclaims beneficial ownership of the Notes, Warrants and the common stock beneficially owned by the H&F Entities except to the extent of his indirect pecuniary interest.
(3)	Represents 14,137,931 shares of common stock underlying the $205.0 million of Series A Notes and 2,209,052 shares of common stock underlying the Series A Warrants. See also “Proposal I.” The Series A Notes and Series A Warrants controlled by Hellman & Friedman are also included in note 2. The Series A Notes and Series A Warrants controlled by the SLP Entities are also included in note 4.
(4)	Norway SPV directly owns $205.0 million aggregate principal amount of the Series A Notes and Series A Warrants to purchase 2,209,052 shares of common stock at $14.50 per share. Norway Holdings is the owner of all of the outstanding capital stock of Norway SPV. The SLP Entities are managing members of Norway Holdings and, pursuant to the terms of the limited liability company agreement of Norway Holdings, have voting and dispositive control with respect to (i) $145.0 million in aggregate principal amount of the Series A Notes and (ii) Series A Warrants to purchase 1,562,500 shares of common stock. Each of the SLP Entities disclaims beneficial ownership of all other Series A Notes and Series A Warrants owned by Norway SPV. Silver Lake Technology Associates II, L.L.C. is the general partner of Silver Lake Partners II TSA, L.P. and exercises voting and dispositive power with respect to the Series A Notes and Series A Warrants beneficially owned by Silver Lake Partners II TSA, L.P. Silver Lake Technology Associates, L.L.C. is the general partner of each of Silver Lake Partners TSA, L.P. and Silver Lake Investors, L.P. and exercises voting and dispositive power with respect to the Series A Notes and Series A Warrants beneficially owned by Silver Lake Partners TSA, L.P. and Silver Lake Investors, L.P. Silver Lake Technology Management, L.L.C. is the managing member of Silver Lake Management Company, L.L.C., which is the manager of Silver Lake Technology Investors II, L.L.C. As such, Silver Lake Technology Management, L.L.C. exercises voting and dispositive power with respect to the Series A Notes and Series A Warrants beneficially owned by Silver Lake Technology Investors II, L.L.C. See also “Proposal I.”

(5)	Represents 5,000 vested options to purchase common stock issued under the Nasdaq Equity Incentive Plan (“Equity Plan”), and 13,698 shares of restricted stock issued under the Equity Plan, 3,125 of which vested on May 7, 2005, 7,541 of which vest on June 25, 2006, and 3,032 of which vest on May 25, 2007. Under the terms of the Equity Plan, Mr. Baldwin has the right to direct the voting of the restricted shares.
(6)	Represents 5,000 vested options to purchase common stock issued under the Equity Plan, and 16,823 shares of restricted stock issued under the Equity Plan, 6,250 of which vested on May 7, 2005, 7,541 of which vest on June 25, 2006, and 3,032 of which vest on May 25, 2007. Under the terms of the Equity Plan, Mr. Casey has the right to direct the voting of the restricted shares. Excludes shares of common stock owned by Starbucks Corporation, of which Mr. Casey is an officer. Mr. Casey disclaims beneficial ownership of such shares.
(7)	Excludes shares of common stocks and warrants owned by affiliates of UBS Investment Bank, of which Mr. Coleman serves as a managing director. Mr. Coleman disclaims beneficial ownership of such shares and warrants.
(8)	Represents 5,286 shares of restricted stock issued under the Equity Plan, of which 3,770 vest on June 25, 2006 and 1,516 which vest on May 25, 2007. Under the terms of the Equity Plan, Mr. Edwards has the right to direct the voting of the restricted shares. Excludes shares of common stock and warrants to purchase common stock owned by Merrill Lynch and its affiliates, of which Mr. Edwards serves as Senior Vice President. Mr. Edwards disclaims beneficial ownership of such shares and warrants.
(9)	Represents 5,612 shares of restricted stock issued under the Equity Plan, 1,842 of which vested on June 11, 2005 and 3,770 of which vest on June 25, 2006. Under the terms of the Equity Plan, Mr. Gorman has the right to direct the voting of the restricted shares.
(10)	Mr. Healy is a managing director of Hellman & Friedman. Mr. Healy disclaims beneficial ownership of the Notes, Warrants and the common stock beneficially owned by the H&F Entities except to the extent of his indirect pecuniary interest.
(11)	Represents 3,032 shares of restricted stock issued under the Equity Plan, 100% which vest on May 25, 2007. Mr. Hutchins is a managing member of each of Silver Lake Technology Associates II, L.L.C., Silver Lake Technology Associates, L.L.C. and Silver Lake Technology Management, L.L.C. Mr. Hutchins disclaims beneficial ownership of the Series A Notes and Series A Warrants beneficially owned by the SLP Entities, except to the extent of his indirect pecuniary interest.
(12)	Represents 1,516 shares of restricted stock issued under the Equity Plan, 100% of which vest on May 25, 2007. Under the terms of the Equity Plan, Ms. Janow has the right to direct the voting of the restricted shares.
(13)	Includes 5,000 vested options to purchase common stock issued under the Equity Plan, and 9,927 shares of restricted stock issued under the Equity Plan, 3,125 of which vested on May 7, 2005, 3,770 of which vest on June 25, 2006, and 3,032 of which vest on May 25, 2007. Under the terms of the Equity Plan, Mr. Markese has the right to direct the voting of the restricted shares. Includes 15,000 shares of common stock held by the John D. Markese Trust September 2, 1999, of which Mr. Markese is a trustee and beneficiary.
(14)	Represents 1,516 shares of restricted stock issued under the Equity Plan, 100% of which vest on May 25, 2007. Excludes shares of common stock and warrants to purchase common stock owned by Sandler O’Neill & Partners, L.P., of which Mr. O’Neill is a founding principal. Mr. O’Neill disclaims beneficial ownership of such shares and warrants.
(15)	Represents 3,021 shares of restricted stock issued under the Equity Plan, of which 100% vest on May 26, 2007. Excludes shares of common stock and warrants to purchase common stock owned by T. Rowe Price Group, Inc. and its affiliates, of which Mr. Riepe is Vice Chairman. Mr. Riepe disclaims beneficial ownership of such shares and warrants.
(16)	Excludes shares of common stock owned by Intel Corporation, of which Mr. Sodhani is an officer. Mr. Sodhani disclaims beneficial ownership of such shares.
(17)

Represents (a) 9,667 shares of restricted stock issued under the Equity Plan, 1,261 shares of which vested on January 29, 2005, 3,125 shares of which vested on May 7, 2005, 3,770 of which vest on June 25, 2006, and 1,511 of which vest on May 26, 2007 and (b) 15,000 shares of common stock purchased by Mr. Stemberg in open market transactions. Under the terms of the Equity Plan, Mr. Stemberg has the right to direct the voting of the restricted shares.
(18)	Represents 10,573 shares of restricted stock issued under the Equity Plan, of which 7,541 vest on June 25, 2006 and 3,032 vest on May 25,2007. Under the terms of the Equity Plan, Senator Thompson has the right to direct the voting of the restricted shares.
(19)	Represents 1,261 shares of restricted stock issued under the Equity Plan, 100% of which vested on January 29, 2005. Under the terms of the Equity Plan, Ms. White has the right to direct the voting of the restricted shares.
(20)	Represents 1,516 shares of restricted stock issued under the Equity Plan, 100% of which vest on May 25, 2007. Under the terms of the Equity Plan, Ms. Wince-Smith has the right to direct the voting of the restricted shares.
(21)	Represents (a) 750,000 vested options to purchase common stock issued under the Equity Plan, (b) 450,000 vested options to purchase common stock granted as an inducement award outside of the Equity Plan in accordance with the terms of Mr. Greifeld’s employment agreement, (c) 100,000 shares of restricted stock issued as an inducement award outside of the Equity Plan, 33,000 shares of which vested on May 12, 2004, 33,000 shares vested on May 12, 2005, and 34,000 shares vest on May 12, 2006, (d) 100,000 shares of restricted stock issued under the Equity Plan; 33,000 shares of which vest on each of May 12, 2005 and May 12, 2006, and 34,000 shares of which vest on May 12, 2007, (e) 100,000 shares of restricted stock issued under the Equity Plan; 33,000 shares of which vest on each of May 12, 2006 and May 12, 2007, and 34,000 shares of which vest on May 12, 2008 and (f) 300,000 shares of common stock issued to Mr. Greifeld upon exercise of vested options. Under the terms of his award agreements, Mr. Greifeld has the right to direct the voting of the restricted shares once issued.
(22)	Represents (a) 89,698 vested options to purchase common stock issued under the Equity Plan, (b) 6,750 shares of restricted stock issued under the Equity Plan, 1,350 shares of which vested on each of February 14, 2002, February 14, 2003, February 14, 2004, and February 14, 2005, and 1,350 shares will vest on February 14, 2006 and (c) 11,472 shares purchased under the Nasdaq Employee Stock Purchase Plan (“ESPP”). Under the terms of the Equity Plan, Mr. Jacobs has the right to direct the voting of the restricted shares.
(23)	Represents (a) 69,700 vested options to purchase common stock issued under the Equity Plan, (b) 15,900 shares of restricted stock issued under the Equity Plan (of which Mr. Knight sold 2,231 shares in payment of taxes), of which 3,180 shares vested on each of February 14, 2002, February 14, 2003, February 14, 2004, and February 14, 2005, and 3,180 shares of which will vest on February 14, 2006, and (c) 11,041 shares purchased under the ESPP. Under the terms of the Equity Plan, Mr. Knight has the right to direct the voting of the restricted shares.
(24)	Represents (a) 134,100 vested options to purchase common stock issued under the Equity Plan (b) 15,900 shares of restricted stock issued under the Equity Plan (of which Mr. Randich sold 3,385 shares in payment of taxes), of which 3,180 shares vested on each of February 14, 2002, February 14, 2003, February 14, 2004, and February 14, 2005, and 3,180 shares will vest on February 14, 2006 and (c) 50,000 shares of restricted stock issued under the Equity Plan, which vest 100% on January 31, 2008, subject to satisfaction of performance measures. Under the terms of the Equity Plan, Mr. Randich has the right to direct the voting of the restricted shares.
(25)	Represents (a) 114,000 vested options to purchase common stock issued under the Equity Plan and (b) 15,900 shares of restricted stock issued under the Equity Plan (of which Mr. Warren sold 2,323 shares in payment of taxes), of which 3,180 shares vested on each of February 14, 2002, February 14, 2003, February 14, 2004, and February 14, 2005, and 3,180 shares will vest on February 14, 2006. Under the terms of the Equity Plan, Mr. Warren has the right to direct the voting of the restricted shares.

STOCKHOLDER PROPOSALS

Holders who wish to submit proposals pursuant to Rule 14a-8 of the Exchange Act for inclusion in the proxy statement for our 2006 annual meeting must submit the same to Nasdaq’s Corporate Secretary, Joan C. Conley, on or before December 31, 2005 at Nasdaq’s headquarters, One Liberty Plaza, New York, New York 10006 and must otherwise comply with the requirements of Rule 14a-8.

A Holder who wishes to nominate a person for election as director at an annual or special meeting, or to introduce an item of business at an annual meeting, must also comply with the procedures specified in Nasdaq’s By-Laws. Under these procedures, a stockholder must submit the proposed nominee or proposed item of business by delivering a notice to be received by Nasdaq’s Corporate Secretary at the above address in accordance with the following time frames:

•	In the case of a nomination or proposed item of business for an annual meeting, the notice must normally be delivered not more than 120 nor less than 90 days prior to the first anniversary of the prior year’s meeting. Assuming the 2006 annual meeting is held on schedule, the notice must be delivered on or prior to the close of business on February 24, 2006 but no earlier than the close of business on January 25, 2006.

•	However, if Nasdaq holds its annual meeting on a date that is more than 30 days before or 70 days after such anniversary date, the notice must be delivered no earlier than 120 days prior to the date of the annual meeting nor later than the later of the ninetieth day prior to the date of the annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by Nasdaq.

•	If Nasdaq holds a special meeting to elect directors, a notice with respect to the nomination of a person for election as director must be delivered no earlier than 120 days prior to the date of the special meeting nor later than the later of the ninetieth day prior to the date of the special meeting or the tenth day following the day on which public announcement of the date of such meeting and the nominees proposed by the Nasdaq Board is first made by Nasdaq.

The notice required by the By-Laws shall contain: (i) as to each person whom a Holder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors under SEC rules and such person’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected; (ii) as to any other business that the Holder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration, and in the event that such business includes a proposal to amend the By-Laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such Holder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the Holder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such Holder, as they appear on Nasdaq’s books, and of such beneficial owner, (B) the class and number of shares of capital stock of Nasdaq that are owned beneficially and of record by such Holder and such beneficial owner, (C) a representation that the Holder is a holder of record of stock of Nasdaq entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (D) a representation whether the Holder or the beneficial owner, if any, intends or is part of a group that intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of Nasdaq’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (2) otherwise to solicit proxies from Holders in support of such proposal or nomination.

In addition, Holders may recommend individuals for consideration by the nominating committee for nomination to the Nasdaq Board. Holders should submit such recommendations in writing, together with any supporting documentation the Holder deems appropriate, to Nasdaq’s Corporate Secretary at the address set forth above prior to December 31, 2005.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the following location:

Public Reference Room

450 Fifth Street, N.W.

Room 1024

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The company’s public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov. These filings are also available on our website at www.nasdaq.com/investorrelations/ir_home.stm under the link entitled “SEC Filings.”

THE NASDAQ STOCK MARKET, INC.

August     , 2005

ANNEX A

AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

HOLDCO AMENDMENTS REGARDING TERMINATION OF

VOTING RIGHTS OF VOTING PREFERRED STOCK

Upon approval by the holders of 66 2/3% of the total number of votes of the Nasdaq Securities entitled to vote at the special meeting, Article Fourth Section C of the Restated Certificate of Incorporation of The Nasdaq Stock Market, Inc. shall be amended to read as follows:

ARTICLE FOURTH

C. 1. (a) Except as may otherwise be provided in this Restated Certificate of Incorporation (including any Preferred Stock Designation) or by applicable law, each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, and no holder of any series of Preferred Stock, as such, shall be entitled to any voting powers in respect thereof.

(b) Except as may otherwise be provided in this Restated Certificate of Incorporation or by applicable law, the holders of the 3.75% Series A Convertible Notes due 2012 (as may be amended, supplemented or otherwise modified from time to time, the “Series A Notes”) and the 3.75% Series B Convertible Notes due 2012 (as may be amended, supplemented or otherwise modified from time to time, the “Series B Notes” and, together with the Series A Notes, the “Notes”) which may be issued from time to time by Nasdaq shall be entitled to vote on all matters submitted to a vote of the stockholders of Nasdaq, voting together with the holders of the Common Stock (and of any other shares of capital stock of Nasdaq entitled to vote at a meeting of stockholders) as one class. Each principal amount of Notes shall be entitled to a number of votes equal to the number of votes represented by the Common Stock of Nasdaq that could then be acquired upon conversion of such principal amount of Notes into Common Stock, subject to adjustments as provided in the Notes and the Indenture dated as of April 22, 2005 between Nasdaq and Law Debenture Trust Company of New York, as trustee, as such Indenture may be amended, supplemented or otherwise modified from time to time. Holders of the Notes shall be deemed to be stockholders of Nasdaq, and the Notes shall be deemed to be shares of stock, solely for the purpose of any provision of the General Corporation Law of the State of Delaware or this Restated Certificate of Incorporation that requires the vote of stockholders as a prerequisite to any corporate action.

2. Notwithstanding any other provision of this Restated Certificate of Incorporation, but subject to subparagraph 6 of this paragraph C. of this Article Fourth, in no event shall (i) any record owner of any outstanding Common Stock or Preferred Stock which is beneficially owned, directly or indirectly, as of any record date for the determination of stockholders and/or holders of Notes entitled to vote on any matter, or (ii) any holder of any Notes which are beneficially owned, directly or indirectly, as of any record date for the determination of stockholders and/or holders of Notes entitled to vote on any matter, by a person (other than an Exempt Person) who beneficially owns shares of Common Stock, Preferred Stock and/or Notes in excess of five percent (5%) of the then-outstanding shares of stock generally entitled to vote as of the record date in respect of such matter (“Excess Shares and/or Notes”), be entitled or permitted to vote any Excess Shares and/or Notes on such matter. For all purposes hereof, any calculation of the number of shares of stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of stock of which any person is the beneficial owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as in effect on the date of filing this Restated Certificate of Incorporation.

3. The following definitions shall apply to this paragraph C. of this Article Fourth:

(a) “Affiliate” shall have the meaning ascribed to that term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of filing this Restated Certificate of Incorporation.

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(b) A person shall be deemed the “beneficial owner” of, shall be deemed to have “beneficial ownership” of and shall be deemed to “beneficially own” any securities:

(i) which such person or any of such person’s Affiliates is deemed to beneficially own, directly or indirectly, within the meaning of Rule l3d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of the filing of this Restated Certificate of Incorporation;

(ii) which such person or any of such person’s Affiliates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the beneficial owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s Affiliates until such tendered securities are accepted for purchase; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the beneficial owner of, or to beneficially own, any security by reason of such agreement, arrangement or understanding if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(iii) which are beneficially owned, directly or indirectly, by any other person and with respect to which such person or any of such person’s Affiliates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to (b)(ii)(B) above) or disposing of such securities; provided, however, that (A) no person who is an officer, director or employee of an Exempt Person shall be deemed, solely by reason of such person’s status or authority as such, to be the “beneficial owner” of, to have “beneficial ownership” of or to “beneficially own” any securities that are “beneficially owned” (as defined herein), including, without limitation, in a fiduciary capacity, by an Exempt Person or by any other such officer, director or employee of an Exempt Person, and (B) the Voting Trustee, as defined in the Voting Trust Agreement by and among Nasdaq, the National Association of Securities Dealers, Inc., a Delaware corporation (the “NASD”), and The Bank of New York, a New York banking corporation, as such may be amended from time to time (the “Voting Trust Agreement”), shall not be deemed, solely by reason of such person’s status or authority as such, to be the “beneficial owner” of, to have “beneficial ownership” of or to “beneficially own” any securities that are governed by and held in accordance with the Voting Trust Agreement.

(c) A “person” shall mean any individual, firm, corporation, partnership, limited liability company or other entity.

(d) “Exempt Person” shall mean Nasdaq or any Subsidiary of Nasdaq, in each case including, without limitation, in its fiduciary capacity, or any employee benefit plan of Nasdaq or of any Subsidiary of Nasdaq, or any entity or trustee holding stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of Nasdaq or of any Subsidiary of Nasdaq.

(e) “Subsidiary” of any person shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors or other persons performing similar functions are beneficially owned, directly or indirectly, by such person, and any corporation or other entity that is otherwise controlled by such person.

(f) The Board shall have the power to construe and apply the provisions of this paragraph C. of this Article Fourth and to make all determinations necessary or desirable to implement such provisions, including, but not limited to, matters with respect to (1) the number of shares of stock beneficially owned by any person, (2) the number of Notes beneficially owned by any person, (3) whether a person is an Affiliate of another, (4) whether a

2

person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of beneficial ownership, (5) the application of any other definition or operative provision hereof to the given facts, or (6) any other matter relating to the applicability or effect of this paragraph C. of this Article Fourth.

4. The Board shall have the right to demand that any person who is reasonably believed to hold of record or beneficially own Excess Shares and/or Notes supply Nasdaq with complete information as to (a) the record owner(s) of all shares and/or Notes beneficially owned by such person who is reasonably believed to own Excess Shares and/or Notes, and (b) any other factual matter relating to the applicability or effect of this paragraph C. of this Article Fourth as may reasonably be requested of such person.

5. Any constructions, applications, or determinations made by the Board, pursuant to this paragraph C. of this Article Fourth, in good faith and on the basis of such information and assistance as was then reasonably available for such purpose, shall be conclusive and binding upon Nasdaq, its stockholders and the holders of the Notes.

6. Notwithstanding anything herein to the contrary, subparagraph 2 of this paragraph C. of this Article Fourth shall not be applicable to any Excess Shares and/or Notes beneficially owned by (a) the NASD or its Affiliates until such time as the NASD beneficially owns five percent (5%) or less of the outstanding shares of stock and/or Notes entitled to vote on the election of a majority of directors at such time, (b) any other person as may be approved for such exemption by the Board prior to the time such person beneficially owns more than five percent (5%) of the outstanding shares of stock and/or Notes entitled to vote on the election of a majority of directors at such time or (c) Hellman & Friedman Capital Partners IV, L.P., H&F International Partners IV-A, L.P., H & F International Partners IV-B, L.P., H&F Executive Fund, IV L.P.; Silver Lake Partners II TSA, L.P., Silver Lake Technology Investors II, L.L.C., Silver Lake Partners TSA, L.P., and Silver Lake Investors, L.P. or their respective affiliated investment funds that are: (i) under common management and control, (ii) comprised of members or partners with the same ultimate ownership, and (iii) subject to terms and conditions that are substantially identical in all material respects, if the Board has approved an exemption for any other person pursuant to Section 6(b) of this paragraph C. of this Article Fourth (other than an exemption granted in connection with the establishment of a strategic alliance with another exchange or similar market) provided that in no event shall the exemption contained in Section 6(c) cause a registered broker or dealer or an Affiliate thereof (a “Broker Affiliate,” provided that, a Broker Affiliate shall not include an entity that either owns ten percent or less of the equity of a broker or dealer, or for which the broker or dealer accounts for one percent or less of the gross revenues received by the consolidated entity) to receive an exemption for a greater percentage of voting securities than has been granted to another Broker Affiliate by the Board. The Board, however, may not approve an exemption under Section 6(b): (i) for a Broker Affiliate or (ii) an individual or entity that is subject to a statutory disqualification under Section 3(a)(39) of the Exchange Act. The Board may approve an exemption for any other stockholder or holder of Notes if the Board determines that granting such exemption would (A) not reasonably be expected to diminish the quality of, or public confidence in, The Nasdaq Stock Market or the other operations of Nasdaq, on the ability to prevent fraudulent and manipulative acts and practices and on investors and the public, and (B) promote just and equitable principles of trade, foster cooperation and coordination with persons engaged in regulating, clearing, settling, processing information with respect to and facilitating transactions in securities or assist in the removal of impediments to or perfection of the mechanisms for a free and open market and a national market system.

7. In the event any provision (or portion thereof) of this paragraph C. of this Article Fourth shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this paragraph C. of this Article Fourth shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision (or portion hereof) had been stricken herefrom or otherwise rendered inapplicable, it being the intent of Nasdaq, its stockholders and the holders of the Notes that each such remaining provision (or portion thereof) of this paragraph C. of this Article Fourth remains, to the fullest extent permitted by law, applicable and enforceable as to all stockholders and all holders of Notes, including stockholders and holders of Notes that beneficially own Excess Shares and/or Notes, notwithstanding any such finding.

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ANNEX B

AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

HOLDCO AMENDMENTS REGARDING TERMINATION OF

VOTING RIGHTS OF VOTING PREFERRED STOCK

Upon approval by (i) the holders of 66 2/3% of the total number of votes of the Nasdaq Securities entitled to vote at the special meeting and (ii) the holder of the Voting Preferred Stock, Annex B, Section 4(d) of the Restated Certificate of Incorporation of The Nasdaq Stock Market, Inc. shall be amended in its entirety to read as follows:

(d) Upon the Corporation or a wholly owned subsidiary thereof becoming registered with the U.S. Securities and Exchange Commission as a national securities exchange (“Exchange Registration”), the rights of the holder of the Series B Preferred Stock pursuant to this Section 4 shall immediately terminate and the holder of the Series B Preferred Stock shall thereafter have no voting rights, except as otherwise required by applicable law.

ANNEX C

AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

HOLDCO AMENDMENTS OTHER THAN TERMINATION OF

VOTING RIGHTS OF VOTING PREFERRED STOCK

Upon approval by the holders of 66 2/3% of the total number of votes of the Nasdaq Securities entitled to vote at the special meeting, Articles Third, Fourth, Eighth, Ninth and Eleventh of the Restated Certificate of Incorporation of The Nasdaq Stock Market, Inc. shall be amended in the following manner:

Article Third of the Restated Certificate of Incorporation of The Nasdaq Stock Market, Inc. shall be amended in its entirety to read as follows:

ARTICLE THIRD

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

* * * * *

The final sentence of Article Fourth, Section C.6. of the Restated Certificate of Incorporation of The Nasdaq Stock Market, Inc. shall be amended in its entirety to read as follows:

The Board may approve an exemption for any other stockholder or holder of Notes if the Board determines that granting such exemption would (A) not reasonably be expected to diminish the quality of, or public confidence in, Nasdaq or The NASDAQ Stock Market LLC or the other operations of Nasdaq and its subsidiaries, on the ability to prevent fraudulent and manipulative acts and practices and on investors and the public, and (B) promote just and equitable principles of trade, foster cooperation and coordination with persons engaged in regulating, clearing, settling, processing information with respect to and facilitating transactions in securities or assist in the removal of impediments to or perfection of the mechanisms for a free and open market and a national market system.

* * * * *

Article Eighth of the Restated Certificate of Incorporation of The Nasdaq Stock Market, Inc. shall be amended in its entirety to read as follows:

ARTICLE EIGHTH

A. In furtherance of, and not in limitation of, the powers conferred by law, the Board is expressly authorized and empowered to adopt, amend or repeal the By-Laws of Nasdaq; provided, however, that the By-Laws adopted by the Board under the powers hereby conferred may be amended or repealed by the Board or by the stockholders having voting power with respect thereto, provided further that, notwithstanding any other provision of this Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the stock required by law or this Restated Certificate of Incorporation, the affirmative vote of the holders of at least 66 2/3% percent of the total voting power of the outstanding Voting Stock, voting together as a single class, shall be required in order for the stockholders to adopt, alter, amend or repeal any By-Law.

B. For so long as Nasdaq shall control, directly or indirectly, The NASDAQ Stock Market LLC, any proposed adoption, alteration, amendment, change or repeal (an “amendment”) of any By-Law shall be submitted to the Board of Directors of The NASDAQ Stock Market LLC (the “Exchange Board”), and if the Exchange Board determines that such amendment is required, under Section 19 of the Exchange Act and the rules promulgated thereunder, to be filed with, or filed with and approved by, the Securities and Exchange

1

Commission (the “Commission”) before such amendment may be effective, then such amendment shall not be effective until filed with, or filed with and approved by, the Commission, as the case may be.

* * * * *

Article Ninth of the Restated Certificate of Incorporation of The Nasdaq Stock Market, Inc. shall be amended in its entirety to read as follows:

ARTICLE NINTH

A. Nasdaq reserves the right to amend, alter, change, or repeal any provisions contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred herein are granted subject to this reservation; provided, however, that the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with paragraph C. of Article Fourth, Article Fifth, Article Seventh, Article Eighth or this Article Ninth; provided further, however, the affirmative vote of at least 66 2/3% of the voting power of the holders of the outstanding Notes shall also be required to (i) amend paragraph C. of Article Fourth in a manner that would adversely affect the rights of the holders of the Notes thereunder without similarly affecting the rights of the holders of the Common Stock thereunder or (ii) amend this clause.

B. For so long as Nasdaq shall control, directly or indirectly, The NASDAQ Stock Market LLC, any proposed amendment of any provisions contained in this Restated Certificate of Incorporation shall be submitted to the Exchange Board, and if the Exchange Board determines that such amendment is required, under Section 19 of the Exchange Act and the rules promulgated thereunder, to be filed with, or filed with and approved by, the Commission before such amendment may be effective, then such amendment shall not be filed with the Secretary of State of the State of Delaware until filed with, or filed with and approved by, the Commission, as the case may be.

* * * * *

Article Eleventh of the Restated Certificate of Incorporation of The Nasdaq Stock Market, Inc. shall be amended in its entirety to read as follows:

ARTICLE ELEVENTH

In light of the unique nature of Nasdaq and its subsidiaries, including the status of The NASDAQ Stock Market LLC as a self-regulatory organization, the Board of Directors, when evaluating (A) any tender or exchange offer or invitation for tenders or exchanges, or proposal to make a tender or exchange offer or request or invitation for tenders or exchanges, by another party, for any equity security of Nasdaq, (B) any proposal or offer by another party to (1) merge or consolidate Nasdaq or any subsidiary with another corporation or other entity, (2) purchase or otherwise acquire all or a substantial portion of the properties or assets of Nasdaq or any subsidiary, or sell or otherwise dispose of to Nasdaq or any subsidiary all or a substantial portion of the properties or assets of such other party, or (3) liquidate, dissolve, reclassify the securities of, declare an extraordinary dividend of, recapitalize or reorganize Nasdaq, (C) any action, or any failure to act, with respect to any holder or potential holder of Excess Shares and/or Notes subject to the limitations set forth in subparagraph 2 of paragraph C. of Article Fourth, (D) any demand or proposal, precatory or otherwise, on behalf of or by a holder or potential holder of Excess Shares and/or Notes subject to the limitations set forth in subparagraph 2 of paragraph C. of Article Fourth or (E) any other issue, shall, to the fullest extent permitted by applicable law, take into account all factors that the Board of Directors deems relevant, including, without limitation, to the extent deemed relevant, (i) the potential impact thereof on the integrity, continuity and stability of Nasdaq and The NASDAQ Stock Market LLC and the other operations of Nasdaq and its subsidiaries, on the ability to prevent fraudulent and manipulative acts and practices and on investors and the public, and (ii) whether such would promote just and equitable principles of trade, foster cooperation and coordination with persons engaged in regulating, clearing, settling, processing information with respect to and facilitating transactions in securities or assist in the removal of impediments to or perfection of the mechanisms for a free and open market and a national market system.

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PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

THE NASDAQ STOCK MARKET, INC.

The undersigned hereby appoints Edward S. Knight and Joan C. Conley, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all Nasdaq Securities which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of The Nasdaq Stock Market, Inc., a Delaware corporation (“Nasdaq”), to be held at our headquarters, One Liberty Plaza, 50th floor, New York, New York, on September 14, 2005, at 9 a.m., local time, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ FOLD AND DETACH HERE Δ

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Access your Nasdaq stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for The Nasdaq Stock Market, Inc., now makes it easy and convenient to get current information on your stockholder account.

• View account status	• View payment history for dividends
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THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Mark Here for Address Change or Comments	☐

ITEM 1.

TO APPROVE THE POTENTIAL ISSUANCE OF 536,990 SHARES OF OUR COMMON STOCK, PAR VALUE $0.01 PER SHARE, UPON CONVERSION OF $7,786,355 AGGREGATE PRINCIPAL AMOUNT OF OUR 3.75% SERIES A CONVERTIBLE NOTES DUE 2012 (“SERIES A NOTES”);

		FOR ☐	AGAINST ☐	ABSTAIN ☐
ITEM 2.

TO AMEND OUR RESTATED CERTIFICATE OF INCORPORATION TO GRANT HOLDERS OF OUR SERIES A NOTES AND 3.75% SERIES B CONVERTIBLE NOTES DUE 2012 ( “SERIES B NOTES”) THE RIGHT TO VOTE WITH THE HOLDERS OF OUR COMMON STOCK AND SERIES B PREFERRED STOCK, PAR VALUE $0.01 PER SHARE (“VOTING PREFERRED STOCK”) ON ALL MATTERS SUBMITTED TO A VOTE OF OUR STOCKHOLDERS;

		FOR ☐	AGAINST ☐	ABSTAIN ☐

ITEM 3.	TO AMEND OUR CERTIFICATE OF INCORPORATION TO CONFORM TO NASDAQ’S PENDING APPLICATION FOR REGISTRATION AS A NATIONAL SECURITIES EXCHANGE; AND	FOR ☐	AGAINST ☐	ABSTAIN ☐

ITEM 4.	TO TRANSACT SUCH OTHER BUSINESS AS MAY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.		I /WE WILL ATTEND THE MEETING	☐

Signature _______________________________________ Signature _______________________________ Date _____________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to special meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your Nasdaq Securities in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/ndaq Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

You can view the Notice of Special Meeting and Proxy Statement on the Internet at www.nasdaq.com/investorrelations